FOR IMMEDIATE RELEASE

For: MobileMedia Corporation

Media Contact:  Krista Grossman 201/969-4959
Investor Contact:  Lynne Burns 201/969-4999



              BANKRUPTCY COURT REQUIRES SUPPLEMENTAL DISCLOSURE
               AND RESOLICITATION OF VOTES OF CLASS 6 CREDITORS
                      ON MOBILEMEDIA PLAN OF REORGANIZATION

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FORT LEE, NJ, February 16, 1999 -- MobileMedia Corporation announced that the
U.S. Bankruptcy Court for the District of Delaware on February 12, 1999 ordered that certain supplemental disclosure be provided to members of the Company's Class 6 general unsecured creditors and that MobileMedia resolicit votes from that class on MobileMedia's Third Amended Joint Plan of Reorganization ("the Plan"). The Plan provides for the merger of MobileMedia into Arch Communications Group, Inc. (Nasdaq: APGR).

The Court also adjourned the hearing to confirm MobileMedia's Plan until this supplemental disclosure has been made and the required re-voting with respect to the Plan is complete. MobileMedia expects the additional solicitation to be completed and the confirmation hearing to resume during March 1999.

The required supplemental disclosure is contemplated to include (i) certain holdings of two members of the Unsecured Creditors Committee in debt securities of Arch and (ii) certain information regarding projections and the potential value of the Arch Common Stock subsequent to the contemplated merger that was disclosed to the Standby Purchasers and the Unsecured Creditors Committee by the financial advisor to the Unsecured Creditors Committee.

Under documents relating to the contemplated merger, the two members of MobileMedia's Unsecured Creditors Committee, together with two other unsecured creditors that are not members of the Unsecured Creditors Committee, are obligated, as "Standby Purchasers," to purchase certain shares of Arch Common Stock to the extent the shares are not purchased by other unsecured creditors through the exercise of stock purchase rights being issued to them in connection with the Plan and the merger. The sale of such shares will provide Arch with $217 million of the funds that will be necessary for Arch to complete the merger with MobileMedia.

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MobileMedia filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy
Code on January 30, 1997. MobileMedia and Arch executed their merger agreement on August 19, 1998 and certain amendments thereto on September 3 and December 2, 1998. On December 2, 1998, MobileMedia also filed its Third Amended Joint Plan of Reorganization which provides for the merger. The Federal Communications Commission approved the transfer of wireless messaging licenses from MobileMedia to Arch by order dated February 2, 1999 and released February 5, 1999.

MobileMedia Corporation, Fort Lee, N.J., is one of the largest providers of paging and personal communications services in the United States, reaching markets of over 95 percent of the U.S. population, including the top 100 metropolitan statistical areas. MobileMedia, with 3,000 employees, offers local, regional and nationwide coverage to more than three million subscribers in all 50 states, the District of Columbia and in the Caribbean. The Company operates two one-way nationwide FLEX(TM) networks and is constructing a nationwide narrowband PCS network. MobileMedia, doing business as MobileComm, can be found on the Internet at www.mobilecomm.com. The Company is not associated with MobilComm, Inc. of Cincinnati, Ohio.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release that are not historical fact, such as forward-looking statements concerning future financial performance and growth, involve risks and uncertainties. Although MobileMedia believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Any forward-looking statements represent the best judgment of MobileMedia as of the date of this release. The company disclaims any intent or obligation to update any forward-looking statements.

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